EXHIBIT 11
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                           GRACO INC. AND SUBSIDIARIES



                  COMPUTATION OF NET EARNINGS PER COMMON SHARE


                                   (Unaudited)

                                             Thirteen Weeks Ended        Thirty-Nine Weeks Ended
                                       -----------------------------  -----------------------------
                                       Sept. 29, 1995 Sept. 30, 1994  Sept. 29, 1995 Sept. 30, 1994
                                       -------------- --------------  -------------- --------------
                                                   (In thousands except per share amounts)

Net earnings applicable to common stock:
 Net earnings                                  $6,569         $4,248         $20,537        $10,279

 Less dividends on preferred stock                 19             19              56             56
                                       -------------- --------------  -------------- --------------
                                               $6,550         $4,229         $20,481        $10,223
                                       ============== ==============  ============== ==============

Average number of common and common
  equivalent shares outstanding:

  Average number of common
    shares outstanding                         11,497         11,554          11,454         11,554

  Dilutive effect of stock options
    computed on the treasury
    stock method                                  186             25             152             58
                                       -------------- --------------  -------------- --------------
                                               11,683         11,579          11,606         11,612
                                       ============== ==============  ============== ==============

Net earnings per common
    and common equivalent share                  $.56           $.37           $1.76           $.88
                                       ============== ==============  ============== ==============

    Primary and fully diluted earnings per share are substantially the same.
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